Exhibit 99.1

Vallon Pharmaceuticals Announces $3.9 Million Registered Direct Offering

PHILADELPHIA, PA, May 13, 2022 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON), (“Vallon” or the “Company”), a clinical-stage biopharmaceutical company primarily focused on the development of novel drugs that are designed to deter abuse in the treatment of central nervous system (CNS) disorders, today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase and sale in a registered direct offering of 3,700,000 shares of its common stock, at a purchase price of $1.0632 per share.
Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the offering.
The closing of the sale of the securities in the financing is expected to occur on or about May 17, 2022, subject to the satisfaction of customary closing conditions. Vallon intends to use the net proceeds from the financing for general corporate and working capital purposes and expenses associated with the exploration of strategic alternatives.
In a concurrent private placement, the Company also agreed to issue to the investors unregistered warrants to purchase up to an aggregate of 3,700,000 shares of its common stock. The warrants have an exercise price of $.9382 per share of common stock, will be exercisable immediately after the date of issuance, and will expire five years following the initial issuance date.
The offering of the common stock described above (but not the warrants or the shares of common stock underlying the warrants) is being made pursuant to an effective "shelf" registration statement on Form S-3 (File No. 333-264448), that was previously filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on April 26, 2022. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement. A prospectus supplement and accompanying prospectus related to the offering of common stock will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering of common stock may be obtained, when available, by contacting Ladenburg Thalmann & Co. Inc. at Attn: Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, NY 10019 or by e-mail at prospectus@ladenburg.com.
The warrants issued in the concurrent private placement and shares of common stock underlying the warrants are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the Act), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Vallon Pharmaceuticals, Inc.
Vallon Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company is focused on the development of new medications to help patients with CNS disorders. The Company’s lead investigational product candidate, ADAIR, is a novel abuse-deterrent formulation of amphetamine immediate release being developed for the treatment of ADHD and narcolepsy.
The Company recently announced it is evaluating strategic alternatives with the goal of maximizing shareholder value, which could include, without limitation, exploring the potential for a possible merger, business combination, investment into the Company, or a purchase, license or other acquisition of assets. This process may not result in any transaction and the Company does not intend to disclose additional details unless and until it has entered into a specific transaction.
For more information about the company, please visit www.vallon-pharma.com or connect with us on LinkedIn or Twitter.
References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.
Forward Looking Statements
This press release contains “forward-looking statements” that are based on Vallon’s current expectations and subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation, Vallon’s ability to execute its business plan, continue its growth and fund its ongoing business activities as planned, Vallon’s ability to develop and commercialize its product candidates, expectations related to results of clinical trials and studies, Vallon’s expectations with respect to the important advantages it believes its abuse-deterrent formulation of drugs have over similar drugs in the market and the growing need for abuse-deterrent formulations of drugs, Vallon’s ability to utilize the 505(b)(2) regulatory pathway, Vallon’s ability to obtain FDA approval of ADAIR and its other product candidates, Vallon’s assessment of the best path forward for ADAIR and the completion of the development or commercialization of ADAIR, Vallon’s ability to identify, evaluate and complete any strategic alternative that yields value for its shareholders, and Vallon’s expectations with respect to its cash runway. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in Vallon’s Quarterly and Annual Reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com